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                                                                     EXHIBIT 5


                    B A S S,  B E R R Y  &  S I M S    P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW


 2700 FIRST AMERICAN CENTER                      1700 RIVERVIEW TOWER
 NASHVILLE, TENNESSEE 37238-2700                 POST OFFICE BOX 1509
 TELEPHONE (615) 742-6200                        KNOXVILLE, TENNESSEE 37901-1509
 TELECOPIER (615) 742-6293                       TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234



                               September 18, 1996




Performance Food Group Company
6800 Paragon Place
Suite 500
Richmond, VA 23230


     Re: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 1993 Employee Stock Incentive Plan, 1993 Outside Directors' Stock Option Plan and Employee Stock Purchase Plan (the "Plans") filed by you with the Securities and Exchange Commission covering 937,500 shares (the "Shares") of common stock, $.01 par value, issuable pursuant to the Plans.

     In so acting we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plans, will be validly issued, fully paid, and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                      /s/ Bass, Berry & Sims PLC